EXHIBIT 99(i)
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports 2009 Results
Clarks Summit, PA, January 29/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported net income of $50 thousand or $0.03 per share in 2009 compared to $5,700 thousand or $3.26 per share in 2008. The earnings reduction resulted primarily from a significant increase in the provision for loan losses in the second half of the year. Net income for the fourth quarter was $435 thousand or $0.25 per share in 2009 and $1,000 thousand or $0.58 per share in 2008.
Return on average stockholders’ equity and return on average assets were 0.09% and 0.01% for the year ended December 31, 2009, and 10.10% and 0.98% for the year ended December 31, 2008. For the fourth quarter, return on average stockholders’ equity and return on average assets were 3.09% and 0.27% in 2009 and 6.96% and 0.65% in 2008.
“This past year was an extremely difficult time for the banking industry, particularly for community banks,” commented William F. Farber, Sr., President and Chief Executive Officer. “The effects of the longest and worst recession since the Great Depression continued to permeate through our local economies as evidenced by rising unemployment and depressed real estate values, which have, in turn, resulted in weakened credit quality. We were not exempt from the effects of these conditions as evidenced by us experiencing an increase in the number of troubled loans and significant devaluations of collateral supporting the commercial and construction sectors of our loan portfolio. In the second half of 2009 we took a number of steps to address these conditions. First and foremost, we set aside additional reserves through recognizing a provision for loan losses of $8.7 million in the third quarter of 2009. With this provision, coupled with regular monthly provisions, we believe the allowance for loan losses is adequate to absorb probable credit losses related to specifically identified, criticized loans as well as probable incurred losses inherent in the remainder of the loan portfolio as of December 31, 2009. In addition, we initiated a Capital Plan through which we have made a commitment to aggressively improve asset quality and to increase our regulatory capital ratios,” continued Farber. “At the end of 2009, we completed an $8.0 million subordinated debt offering to further strength our capital position in these uncertain times. The Company’s ability to raise capital within a very short time is a testimonial to the market’s perception of our ability to persevere in these very challenging times,” Farber stated. “We believe that through these initiatives we will be able to successfully work through these difficulties,” concluded Farber.
INCOME STATEMENT REVIEW
Tax-equivalent net interest income amounted to $22,568 thousand in 2009, an increase of $180 thousand compared to $22,388 thousand in 2008. A $2,367 thousand or 19.0% decrease in interest expense was almost entirely offset by a $2,187 thousand or 6.3% reduction in tax-equivalent interest revenue. The reduction in interest expense was a result of a decrease in our cost of funds of 73 basis points to 2.11% in 2009, from 2.84% in 2008. We experienced significant reductions in the rates paid for all interest-bearing liability categories. Average interest-bearing liabilities grew $39.5 million or 9.0%, which partially mitigated the positive influence of the reduction in funding costs. The decline in interest revenue resulted primarily from an 83 basis point decrease in the tax-equivalent yield on earning assets to

5.50% in 2009, from 6.33% in 2008. Specifically, a 77 basis point decline in the tax-equivalent yield on the loan portfolio to 5.66% in 2009 from 6.43% in 2008 had the greatest impact on interest income. Partially offsetting the decline in the tax-equivalent yield on earning assets was growth in average earning assets of $43.7 million or 7.9%. Average investments increased $20.8 million comparing 2009 and 2008. In addition, the loan portfolio, which averaged $495.4 million in 2008, grew $16.8 million or 3.4% to an average of $512.2 million in 2009. Our tax-equivalent net interest margin contracted 27 basis points to 3.80% in 2009 compared to 4.07% in 2008.
The provision for loan losses totaled $10,430 thousand in 2009, an increase of $8,670 thousand from $1,760 thousand in 2008. The material change in the provision for loan losses in 2009 reflects the effect of measures taken by management to improve its methodology used to determine the adequacy of the allowance for loan losses account in the face of current conditions. Specifically, management is requiring current independent appraisals on all impaired loans which are evaluated individually for impairment. These new appraisals indicate significant market devaluations brought on by the rapid deterioration in the local economy. In addition, management revised its methodology for estimating losses in the remainder of the loan portfolio by shortening the number of historical periods considered for estimating loss factors in order to better reflect the current market conditions given the rapid economic decline in our market area. For the fourth quarter, the provision for loan losses equaled $670 thousand in 2009 compared to $747 thousand in 2008.
Noninterest income increased $2,556 thousand or 64.5% to $6,517 thousand in 2009 from $3,961 thousand in 2008. Included in noninterest income in 2009 were net gains of $1,590 thousand from the sale of available-for-sale investment securities and a net gain of $294 thousand from the disposition of the former Tunkhannock and Eaton Township, Pennsylvania branch offices. Adjusting for these gains, noninterest income increased $672 thousand or 17.0%. Due to significantly lower mortgage rates, mortgage banking income increased $760 thousand. Service charges, fees and commissions decreased $88 thousand. Adjusting for $91 thousand in net gains on the sale of investment securities, noninterest income decreased $18 thousand to $1,010 thousand for the fourth quarter of 2009 compared to $1,028 thousand for the same quarter of 2008. Service charges, fees and commissions decreased $43 thousand, while mortgage banking income increased $25 thousand.
Noninterest expense increased $2,651 thousand or 16.2% to $18,968 thousand in 2009 from $16,317 thousand in 2008. The increase resulted primarily from a 50.6% increase in other expenses, which were partially offset by slight decreases in salaries and employee benefits expense and net occupancy and equipment expense. Contributing to over half of the increase in other expenses was a rise in the cost of deposit insurance imposed by the FDIC on all insured-depository institutions to help mitigate the effects of recent bank failures on the Deposit Insurance Fund. Also contributing were $467 thousand in losses on the sale of foreclosed assets, and increases of $428 thousand in loan collection and foreclosed asset-related expenses and $174 thousand in legal and consulting fees. For the fourth quarter, noninterest expense increased $852 thousand or 20.3% to $5,055 in 2009 from $4,203 in 2008. Other expenses rose $792 thousand or 53.2%, which was due primarily to the increase in FDIC insurance. Salaries and employee benefits rose $67 thousand, while net occupancy and equipment expenses decreased $7 thousand.

BALANCE SHEET REVIEW
Total assets amounted to $656.8 million at December 31, 2009, an increase of $52.8 million or 8.7% compared to $604.0 million at the end of 2008. The growth in the balance sheet resulted primarily from a $48.5 million or 8.9% increase in total deposits. Loans, net of unearned income, decreased $9.0 million to $476.9 million at December 31, 2009, from $485.9 million one year ago. Available-for-sale investment securities increased $27.4 million to $108.0 million at the end of 2009 from $80.6 million at December 31, 2008. Federal funds sold outstanding equaled $25.3 million at December 31, 2009, an increase of $12.6 million from $12.7 million at December 31, 2008.
Stockholders’ equity equaled $55.0 million or $31.93 per share at December 31, 2009, compared to $57.8 million or $33.41 per share at the end of 2008. As part of the newly adopted Capital Plan, management implemented several steps for the purpose of improving risk-based capital ratios. Specifically, Community Bank and Trust Company (“Community Bank”), our wholly-owned subsidiary, completed a subordinated debt offering on December 31, 2009. The subordinated debt offering, which totaled $8.0 million, qualifies as Tier II Capital for risk-based capital purposes. At December 31, 2009, Community Bank far exceeded the requirements to be categorized as well capitalized under the regulatory framework for prompt corrective action with Tier I, Total and Leverage ratios of 9.5%, 12.3% and 7.8%. In addition to the debt offering, management reduced the Company’s quarterly dividend by 50% in the fourth quarter of 2009 in order to conserve capital. For the quarter and year ended December 31, 2009, dividends declared were $0.14 per share and $0.98 per share compared to $0.27 per share and $1.08 per share for the respective periods of 2008.
Nonperforming assets equaled $28.2 million or 5.86% of loans, net of unearned income and foreclosed assets at December 31, 2009, compared to $24.2 million or 4.99% one year earlier. In comparison to the previous quarter end, nonperforming assets equaled $28.4 million or 5.59% of loans, net of unearned income and foreclosed assets. The allowance for loan losses equaled $10.5 million or 2.19% of loans, net of unearned income, at December 31, 2009, compared to $5.3 million or 1.08% one year ago. Loans charged-off, net of recoveries, increased $4,094 thousand or 362.6% to $5,223 thousand in 2009 from $1,129 thousand in 2008. The Capital Plan, in addition to strengthening risk-based capital ratios, complements other steps implemented by management to improve asset quality, which include:
•	Retaining an independent loan review company to assist and advise management with credit risk management practices;

•	Adding and redeploying staff to enhance the oversight and workout of classified assets;

•	Establishing a Problem Loan Committee for the purpose of monitoring the status of problem assets and devising action plans for the timely workout or liquidation of these assets;

•	Overhauling the appraisal process by requiring new appraisals on all impaired loans and certain delinquent loans over 60 days past due;

•	Revising the allowance for loan losses methodology to ensure reserves are adequate to address risks; and

•	Tightening underwriting standards to ensure a more rigorous review of potential loans.

Management believes that these remedial initiatives will result in a significant reduction in the current level of nonperforming assets, while strengthening lending practices to ensure a higher quality of assets going forward.
Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 15 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS].

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2009	2009	2009	2009	2008

Key performance data:

Per share data:
Net income (loss)	$0.25	$(1.95)	$0.70	$1.03	$0.58
Cash dividends declared	$0.14	$0.28	$0.28	$0.28	$0.27
Book value	$31.93	$32.30	$34.64	$34.22	$33.41
Tangible book value	$31.73	$32.10	$34.44	$34.02	$33.21
Market value:
High	$34.50	$40.00	$40.00	$40.99	$42.00
Low	$21.80	$31.00	$35.31	$35.04	$35.00
Closing	$21.84	$34.50	$40.00	$36.75	$35.01
Market capitalization	$37,587	$59,286	$68,651	$63,278	$60,569
Common shares outstanding	1,721,007	1,718,439	1,716,263	1,721,845	1,730,062

Selected ratios:

Return on average stockholders’ equity	3.09%	(22.63)%	8.18%	12.30%	6.96%

Return on average assets	0.27%	(2.19)%	0.79%	1.15%	0.65%

Leverage	8.64%	8.68%	9.25%	9.10%	9.62%

Total risk-based capital	13.31%	11.42%	11.97%	11.89%	12.17%

Efficiency	87.17%	60.78%	74.60%	63.26%	71.88%

Nonperforming assets to loans, net, and foreclosed assets	5.86%	5.59%	5.45%	5.26%	4.99%

Net charge-offs to average loans, net	1.38%	2.42%	0.03%	0.23%	0.15%

Allowance for loan losses to loans, net	2.19%	2.28%	1.18%	1.09%	1.08%

Earning assets yield (FTE)	5.01%	5.35%	5.79%	5.88%	5.74%

Cost of funds	2.01%	2.07%	2.11%	2.27%	2.58%

Net interest spread (FTE)	3.00%	3.28%	3.68%	3.61%	3.16%

Net interest margin (FTE)	3.37%	3.70%	4.09%	4.05%	3.67%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Dec. 31,	Dec. 31,
Year Ended	2009	2008

Interest income:
Interest and fees on loans:
Taxable	$25,247	$28,421
Tax-exempt	2,485	2,278
Interest and dividends on investment securities available-for-sale:
Taxable	987	489
Tax-exempt	1,743	1,515
Dividends	9	45
Interest on federal funds sold	19	153
Total interest income	30,490	32,901

Interest expense:
Interest on deposits	10,003	12,288
Interest on short-term borrowings	97	179
Total interest expense	10,100	12,467
Net interest income	20,390	20,434
Provision for loan losses	10,430	1,760
Net interest income after provision for loan losses	9,960	18,674

Noninterest income:
Service charges, fees and commissions	3,269	3,357
Mortgage banking income	1,364	604
Net gain on sale of premises and equipment	294
Net gains on sale of investment securties available-for-sale	1,590
Total noninterest income	6,517	3,961

Noninterest expense:
Salaries and employee benefits expense	8,513	8,531
Net occupancy and equipment expense	2,438	2,462
Other expenses	8,017	5,324
Total noninterest expense	18,968	16,317
Income (loss) before income taxes	(2,491)	6,318
Provision for income tax expense (benefit)	(2,541)	618
Net income	$50	$5,700

Other comprehensive income (loss):
Unrealized holding gains on investment securities available-for-sale	$299	$843
Reclassification adjustment for gains included in net income	(1,590)
Income tax expense benefit related to other comprehensive income (loss)	(439)	287
Other comprehensive income (loss), net of income taxes	(852)	556
Comprehensive income (loss)	$(802)	$6,256

Per share data:
Net income	$0.03	$3.26
Cash dividends declared	$0.98	$1.08
Average common shares outstanding	1,722,493	1,748,489

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Three months ended	2009	2009	2009	2009	2008

Interest income:
Interest and fees on loans:
Taxable	$6,169	$6,194	$6,436	$6,448	$6,442
Tax-exempt	602	598	619	666	584
Interest and dividends on investment securities available-for-sale:
Taxable	118	205	315	349	356
Tax-exempt	326	407	473	537	443
Dividends	(20)	9	9	11	6
Interest on federal funds sold	14	4		1	8
Total interest income	7,209	7,417	7,852	8,012	7,839

Interest expense:
Interest on deposits	2,511	2,433	2,426	2,633	3,019
Interest on short-term borrowings		5	36	56	1
Total interest expense	2,511	2,438	2,462	2,689	3,020
Net interest income	4,698	4,979	5,390	5,323	4,819
Provision for loan losses	670	8,670	520	570	747
Net interest income (loss) after provision for loan losses	4,028	(3,691)	4,870	4,753	4,072

Noninterest income:
Service charges, fees and commissions	825	848	832	764	868
Mortgage banking income	185	287	490	402	160
Net gain on sale of premises and equipment				294
Net gains on sale of investment securities available-for-sale	91	1,385		114
Total noninterest income	1,101	2,520	1,322	1,574	1,028

Noninterest expense:
Salaries and employee benefits expense	2,184	2,025	2,164	2,140	2,117
Net occupancy and equipment expense	589	591	583	675	596
Other expenses	2,282	1,942	2,260	1,533	1,490
Total noninterest expense	5,055	4,558	5,007	4,348	4,203
Income (loss) before income taxes	74	(5,729)	1,185	1,979	897
Provision for income tax expense (benefit)	(361)	(2,354)	(30)	204	(103)
Net income (loss)	$435	$(3,375)	$1,215	$1,775	$1,000

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$(1,174)	$1,118	$13	$342	$1,867
Reclassification adjustment for gains included in net income	(91)	(1,385)		(114)
Income tax expense (benefit) related to other comprehensive income (loss)	(430)	(91)	4	78	635
Other comprehensive income (loss), net of income taxes	(835)	(176)	9	150	1,232
Comprehensive income (loss)	$(400)	$(3,551)	$1,224	$1,925	$2,232

Per share data:
Net income (loss)	$0.25	$(1.95)	$0.70	$1.03	$0.58
Cash dividends declared	$0.14	$0.28	$0.28	$0.28	$0.27
Average common shares outstanding	1,721,007	1,718,439	1,722,282	1,728,371	1,741,392

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Three months ended	2009	2009	2009	2009	2008

Net interest income:
Interest income
Loans, net:
Taxable	$6,169	$6,194	$6,436	$6,448	$6,442
Tax-exempt	912	906	938	1,009	884
Total loans, net	7,081	7,100	7,374	7,457	7,326
Investments:
Taxable	98	214	324	360	362
Tax-exempt	494	616	717	814	672
Total investments	592	830	1,041	1,174	1,034
Federal funds sold	14	4		1	8
Total interest income	7,687	7,934	8,415	8,632	8,368
Interest expense:
Deposits	2,511	2,433	2,426	2,633	3,019
Borrowed funds		5	36	56	1
Total interest expense	2,511	2,438	2,462	2,689	3,020
Net interest income	$5,176	$5,496	$5,953	$5,943	$5,348

Loans, net:
Taxable	5.46%	5.45%	5.80%	5.84%	5.78%
Tax-exempt	5.96%	5.89%	5.66%	5.97%	6.34%
Total loans, net	5.52%	5.50%	5.78%	5.86%	5.84%
Investments:
Taxable	1.80%	3.10%	3.92%	4.29%	3.84%
Tax-exempt	7.33%	7.07%	7.43%	7.49%	7.73%
Total investments	4.86%	5.32%	5.81%	6.09%	5.70%
Federal funds sold	0.11%	0.11%		0.49%	0.36%
Total earning assets	5.01%	5.35%	5.79%	5.88%	5.74%
Interest expense:
Deposits	2.01%	2.08%	2.18%	2.38%	2.58%
Borrowed funds		0.67%	0.68%	0.71%	1.01%
Total interest-bearing liabilities	2.01%	2.07%	2.11%	2.27%	2.58%
Net interest spread	3.00%	3.28%	3.68%	3.61%	3.16%
Net interest margin	3.37%	3.70%	4.09%	4.05%	3.67%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
At period end	2009	2009	2009	2009	2008

Assets:
Cash and due from banks	$23,978	$8,728	$8,315	$9,441	$8,017
Federal funds sold	25,300	46,100			12,700
Investment securities available-for-sale	108,005	38,302	73,169	75,249	80,574
Loans held for sale, net	2,016		787	2,243	1,390
Loans, net of unearned income	476,944	507,094	510,870	507,166	485,882
Less: allowance for loan losses	10,462	11,566	6,019	5,531	5,255
Net loans	466,482	495,528	504,851	501,635	480,627
Premises and equipment, net	11,616	11,631	11,709	11,785	11,753
Accrued interest receivable	2,122	2,597	2,526	2,456	2,143
Other assets	17,254	11,386	9,456	8,951	6,837
Total assets	$656,773	$614,272	$610,813	$611,760	$604,041

Liabilities:
Deposits:
Noninterest-bearing	$88,335	$79,591	$82,002	$77,752	$79,674
Interest-bearing	502,448	475,509	456,795	443,114	462,617
Total deposits	590,783	555,100	538,797	520,866	542,291
Short-term borrowings			7,950	27,450
Long-term debt	8,000
Accrued interest payable	1,296	1,185	1,696	2,124	1,815
Other liabilities	1,740	2,478	2,912	2,397	2,137
Total liabilities	601,819	558,763	551,355	552,837	546,243

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued and outstanding 1,721,007; 1,718,439; 1,716,263; 1,721,845; 1,730,062	568	567	566	568	571
Capital surplus	7,966	7,881	7,799	7,741	7,694
Retained earnings	45,601	45,407	49,263	48,793	47,862
Accumulated other comprehensive income	819	1,654	1,830	1,821	1,671
Total stockholders’ equity	54,954	55,509	59,458	58,923	57,798
Total liabilities and stockholders’ equity	$656,773	$614,272	$610,813	$611,760	$604,041

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Average quarterly balances	2009	2009	2009	2009	2008

Assets:
Loans, net:
Taxable	$448,359	$451,025	$444,905	$447,922	$443,690
Tax-exempt	60,710	61,000	66,500	68,567	55,436
Total loans, net	509,069	512,025	511,405	516,489	499,126
Investments:
Taxable	21,598	27,354	33,115	34,068	37,514
Tax-exempt	26,740	34,562	38,729	44,051	34,600
Total investments	48,338	61,916	71,844	78,119	72,114
Federal funds sold	51,706	14,709	37	833	8,897
Total earning assets	609,113	588,650	583,286	595,441	580,137
Other assets	29,950	22,649	30,625	27,910	31,815
Total assets	$639,063	$611,299	$613,911	$623,351	$611,952

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$495,714	$464,411	$446,992	$449,242	$466,086
Noninterest-bearing	84,139	81,047	82,221	79,997	85,434
Total deposits	579,853	545,458	529,213	529,239	551,520
Short-term borrowings		2,970	21,359	31,773	393
Long-term debt	87
Other liabilities	3,223	3,710	3,743	3,821	2,892
Total liabilities	583,163	552,138	554,315	564,833	554,805
Stockholders’ equity	55,900	59,161	59,596	58,518	57,147
Total liabilities and stockholders’ equity	$639,063	$611,299	$613,911	$623,351	$611,952

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
At quarter end	2009	2009	2009	2009	2008

Nonperforming assets:
Nonaccrual loans	$19,015	$20,567	$20,166	$20,154	$23,068
Restructured loans	4,302	4,773	4,888	3,357
Accruing loans past due 90 days or more	1,634	1,177	1,139	1,402	835
Foreclosed assets	3,209	1,932	1,726	1,854	336
Total nonperforming assets	$28,160	$28,449	$27,919	$26,767	$24,239

Three months ended

Allowance for loan losses:
Beginning balance	$11,566	$6,019	$5,531	$5,255	$4,691
Charge-offs	1,814	3,133	147	324	196
Recoveries	40	10	115	30	13
Provision for loan losses	670	8,670	520	570	747
Ending balance	$10,462	$11,566	$6,019	$5,531	$5,255
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.
Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin
Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.